UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2024
Data I/O Corporation
(Exact name of registrant as specified in its charter)

Washington	0-10394	91-0864123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6645 185th Ave. N.E., Suite 100, Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DAIO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                 □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act           □

Items reported in this filing:

Item 2.02 Results of Operation and Financial Condition

Item 9.01 Financial Statements and Exhibits

______________________________________________________________________________________________________

Item 2.02 Results of Operation and Financial Condition

A press release announcing fourth quarter 2023 results was made February 22, 2024 and a copy of the release is being furnished as Exhibit 99.0 in this current report.

______________________________________________________________________________________________________

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.0	Press Release: Data I/O Reports Fourth Quarter 2023 Results

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

February 22, 2024	By: /s/ Gerald Y. Ng Gerald Y. Ng Vice President and Chief Financial Officer

Exhibit 99.0

Data I/O Reports Fourth Quarter 2023 Results

2023 Revenue Growth of 16%; Bookings Momentum in Fourth Quarter;

Most New Customer Wins in 6 Years

Company Returns to Profitability on Higher Sales, Margin and Efficiency Improvements

Redmond, WA – February 22, 2024 -- Data I/O Corporation (NASDAQ: DAIO), the leading global provider of advanced security and data deployment solutions for microcontrollers, security ICs and memory devices, today announced financial results for the fourth quarter ended December 31, 2023.

Fourth Quarter 2023 Highlights

•       Net sales of $6.9 million; bookings of $7.2 million

•       Quarter-end backlog of $2.8 million

•       Gross margin as a percentage of sales of 58.0%

•       Net income of $144,000 or $0.02 per diluted share

•       Adjusted EBITDA* of $514,000

•       Cash & Equivalents of $12.3 million; no debt

Full Year 2023 Highlights

•       Net sales of $28.1 million; bookings of $25.8 million

•       Gross margin as a percentage of sales of 57.7%

•       Net income of $486,000 or $0.05 per diluted share

•       Adjusted EBITDA of $2.3 million

•       Automotive Electronics represented 63% of bookings for 2023

•       SentriX® software and pay-per-use revenues increased 150% from 2022

•       Deployment of over 485 PSV systems worldwide

•       23 new customer wins

*Adjusted EBITDA is a non-GAAP financial measure.  A reconciliation is provided in the tables of this press release.

Management Comments

Commenting on the fiscal year ended December 31, 2023, Anthony Ambrose, President and CEO of Data I/O Corporation, said, “As expected, Q4 bounced back from a slower Q3 in bookings and revenue. We delivered strong financial performance in 2023 and experienced encouraging business momentum which has carried over into 2024.  Top line growth of 16% in 2023 exceeded our annual outlook for double digit industry expansion pegged to our largest market of automotive electronics.  This market represented over 63% of our bookings in 2023 and shows continued long term potential with analysts estimating automotive silicon content to be growing 10-15% per year throughout the remainder of this decade.

“Automotive and industrial automation continue to represent the largest, fastest growing and most attractive market segments for our programming technologies.  Demonstrating our leadership position in the markets we serve, we had over 23 new customer wins during 2023 worldwide and across all segments.  Our sales funnel has significantly expanded with customers interested in our advanced programming technologies.  We had strong growth in Systems as well as Adapters and Software/Services. We had excellent growth in the Americas region as well as Asia outside of China in 2023. This reflects the rebalancing of supply chains and our global strength.  We also saw a more than doubling of our SentriX pay-per-use (“PPU”) revenues in 2023, as several customers went into volume production.

“In 2023, we bolstered our leadership with the appointment of Gerry Ng as our CFO who has begun to implement initiatives to manage spending and inventory to better capitalize on our growth.  This has put us on a trajectory to benefit from the significant operating leverage in our business model.  In the second half of 2023, we sold through the higher inventory level and reset our spending to more normal levels. This disciplined approach improved our cash position and profitability in the fourth quarter.

“Our focus now is on continued growth from the Automotive, Industrial and Programming Center markets worldwide combined with tighter spending controls, process efficiencies and operating leverage to deliver strong bottom-line growth. We are excited by our outlook for 2024.”

Financial Results

Net sales in the fourth quarter of 2023 were $6.9 million, down 5% compared with $7.3 million in the fourth quarter of 2022.  The decrease from the prior year was due to the timing of bookings to shipment conversion at year-end.  Revenue increased 5% from the third quarter of 2023 due to improved market conditions, sales opportunity conversions and strong delivery execution.  For all of 2023, net sales were $28.1 million, up 16% from $24.2 million for 2022, reflecting continued growth in the automotive electronics and IoT industries and favorable comparison to post-lockdown recovery one year ago.  Automotive electronics represent 63% of 2023 bookings compared to 61% for 2022.  Revenue mix remains steady with systems revenue at 58% and recurring and consumable revenue at 42% for 2023.

Fourth quarter 2023 bookings were $7.2 million, up 6% from $6.8 million for the fourth quarter of 2022.  Bookings for all of 2023 were $25.8 million, down 2% from $26.5 million in 2022 due largely to customer purchase delays in the third quarter of 2023.  Backlog on December 31, 2023 was $2.8 million, up $0.3 million from the third quarter of 2023.  Additionally, deferred revenue was approximately $1.4 million on December 31, 2023.

Gross margin as a percentage of sales was 58.0% in the fourth quarter of 2023, as compared to 55.5% in the prior year period.  Full year gross margin improvement was similar at 57.7% for 2023 compared to 54.5% for 2022.  The full year increase in gross margin as a percentage of sales primarily reflects higher sales volume, material cost reductions, and operational efficiency improvements.

Operating expenses for the fourth quarter of 2023 were $3.8 million, up $402,000 or 12% from the prior year period.  Full year 2023 expenses were $15.7 million, up $1.8 million or 13% from the prior year.  The full year operating expense increase was primarily due to sales volume and profitability-based incentive compensations, market development to expand security offerings, and IT and operational infrastructure investments.  Cost containment and efficiency improvements undertaken in the third quarter of 2023 contributed to lower operating expenses and higher profitability in the second half of 2023.  Operating expenses at $8.3 million for the first half of 2023, declined by $948,000 or 11%, to $7.4 million in the second half of 2023.

Net income in the fourth quarter of 2023 was $144,000 or $0.02 per diluted share, compared to net income of $510,000 or $0.06 per share for the prior year period.  The decline was due largely to lower revenue and higher operating expenses partially offset by improved gross margins.  For 2023, net income was $486,000 or $0.05 per diluted share, compared to a net loss of ($1,120,000) or ($0.13) per share in 2022.  The 2023 revenue increase of $3.8 million and gross profit improvement of 320 basis points contributed to a net income increase of $1.6 million or 42% operating leverage from 2022.

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), which excludes equity compensation, was $514,000 in the fourth quarter of 2023, compared to $831,000 for the prior year period.  For the full year, Adjusted EBITDA was $2.3 million in 2023, compared to $1.3 million in 2022.

The Company’s balance sheet remained strong with cash at the end of the fourth quarter of 2023 at $12.3 million, an increase of $831,000 from $11.5 million on December 31, 2022.  The full year cash increase reflects improved operating profitability, higher net interest income and lower inventory levels.  Data I/O had net working capital of $18.4 million on December 31, 2023, up from $17.6 million on December 31, 2022.  The Company continues to have no debt.

Financial Outlook for 2024

Based on continued strength amid a stable global operating environment, the Company is providing its financial outlook for 2024.  Data I/O expects double-digit bookings growth in 2024, consistent with the long-term double-digit semiconductor growth rate in the automotive electronics industry and reflecting the benefits from an increasing installed base of systems. Gross margins are expected to be in the mid-to-high 50% range for the year. Operating expenses for 2024 are expected to be consistent with to moderately lower than 2023, except for variability in incentive compensation, sales commissions, and currency. As a result of the Company’s disciplined growth strategies, gross and operating margins may be further improved.

Conference Call Information

A conference call discussing financial results for the fourth quarter ended December 31, 2023 will follow this release today at 2 p.m. Pacific Time/5 p.m. Eastern Time.  To listen to the conference call, please dial 412-317-5788.  A replay will be made available approximately one hour after the conclusion of the call. To access the replay, please dial 412-317-0088, access code 3084328.  The conference call will also be simultaneously webcast over the Internet; visit the Webcasts and Presentations section of the Data I/O Corporation website at www.dataio.com to access the call from the site.  This webcast will be recorded and available for replay on the Data I/O Corporation website approximately one hour after the conclusion of the conference call.

About Data I/O Corporation

Since 1972, Data I/O has developed innovative solutions to enable the design and manufacture of electronic products for automotive, Internet-of-Things, medical, wireless, consumer electronics, industrial controls and other electronics devices. Today, our customers use Data I/O’s data programming solutions and security deployment platform to secure the global electronics supply chain and protect IoT device intellectual property from point of inception to deployment in the field.  OEMs of any size can program and securely provision devices from early samples all the way to high volume production prior to shipping semiconductor devices to a manufacturing line. Data I/O enables customers to reliably, securely, and cost-effectively bring innovative new products to life.  These solutions are backed by a portfolio of patents and a global network of Data I/O support and service professionals, ensuring success for our customers.  Learn more at dataio.com/Company/Patents.

Learn more at dataio.com

Forward Looking Statement and Non-GAAP financial measures

Statements in this news release concerning economic outlook, expected revenue, expected margins, expected savings, expected results, expected expenses, orders, deliveries, backlog and financial positions, semiconductor chip shortages, supply chain expectations, as well as any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements.

Forward-looking statement disclaimers also apply to the demand for the Company’s products and the impact from geopolitical conditions including any related international trade restrictions. These factors include uncertainties as to the ability to record revenues based upon the timing of product deliveries, shipping availability, installations and acceptance, accrual of expenses, coronavirus related business interruptions, changes in economic conditions, part shortages and other risks including those described in the Company’s filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications.

Non-GAAP financial measures, such as EBITDA and Adjusted EBITDA, excluding equity compensation, should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s results and facilitate the comparison of results.

Contacts:

Gerald Ng
Vice President and CFO
Data I/O Corporation 6645 185th Ave. NE, Suite 100
Redmond, WA 98052 Investor-Relations@dataio.com

Darrow Associates, Inc.
Jordan Darrow
(512) 551-9296 jdarrow@darrowir.com

-     tables follow     -

DATA I/O CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

Net Sales	$6,874	$7,271	$28,064	$24,217
Cost of goods sold	2,883	3,233	11,878	11,007
Gross margin	3,991	4,038	16,186	13,210
Operating expenses:
Research and development	1,602	1,478	6,524	6,083
Selling, general and administrative	2,211	1,933	9,214	7,876
Total operating expenses	3,813	3,411	15,738	13,959
Operating income (loss)	178	627	448	(749)
Non-operating income (loss):
Interest income	65	23	190	34
Gain on sale of assets	-	(1)	-	57
Foreign currency transaction gain (loss)	(65)	(156)	42	221
Total non-operating income (loss)	-	(134)	232	312
Income (loss) before income taxes	178	493	680	(437)
Income tax (expense) benefit	(34)	17	(194)	(683)
Net income (loss)	$144	$510	$486	($1,120)

Basic earnings (loss) per share	$0.02	$0.06	$0.05	($0.13)
Diluted earnings (loss) per share	$0.02	$0.06	$0.05	($0.13)
Weighted-average basic shares	9,021	8,816	8,941	8,741
Weighted-average diluted shares	9,096	8,942	9,073	8,741

DATA I/O CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(UNAUDITED)

	December 31, 2023	December 31, 2022

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,341	$11,510
Trade accounts receivable, net of allowance for
doubtful accounts of $72 and $147, respectively	5,707	4,992
Inventories	5,875	6,751
Other current assets	690	645
TOTAL CURRENT ASSETS	24,613	23,898

Property, plant and equipment – net	1,359	1,072
Other assets	1,429	2,195
TOTAL ASSETS	$27,401	$27,165

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,272	$1,366
Accrued compensation	2,003	1,670
Deferred revenue	1,362	1,575
Other accrued liabilities	1,438	1,596
Income taxes payable	113	112
TOTAL CURRENT LIABILITIES	6,188	6,319

Operating lease liabilities	702	1,500
Long-term other payables	192	237

COMMITMENTS	-	-

STOCKHOLDERS’ EQUITY
Preferred stock -
Authorized, 5,000,000 shares, including
200,000 shares of Series A Junior Participating
Issued and outstanding, none	-	-
Common stock, at stated value -
Authorized, 30,000,000 shares
Issued and outstanding, 9,020,819 shares as of December 31,
2023 and 8,816,381 shares as of December 31, 2022	22,731	21,897
Accumulated earnings (deficit)	(2,645)	(3,131)
Accumulated other comprehensive income	233	343
TOTAL STOCKHOLDERS’ EQUITY	20,319	19,109
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$27,401	$27,165

DATA I/O CORPORATION

NON-GAAP FINANCIAL MEASURE RECONCILIATION

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
(in thousands)
Net Income (loss)	$144	$510	$486	($1,120)
Interest (income)	(65)	(23)	(190)	(34)
Taxes	34	(17)	194	683
Depreciation and amortization	140	120	608	560
EBITDA earnings	$253	$590	$1,098	$89

Equity compensation	261	241	1,190	1,176

Adjusted EBITDA, excluding equity compensation	$514	$831	$2,288	$1,265